                                                                     EXHIBIT 4.6

                                                ORIGINALLY ISSUED ______________
                                                  AND REISSUED DECEMBER 11, 2003

THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR
(B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

                                                                        NO. ____
                                 SANTARUS, INC.
                             STOCK PURCHASE WARRANT

      THIS STOCK PURCHASE WARRANT (this "WARRANT") is made and entered into as of this day, December 11, 2003 by and between Santarus, Inc. (the "COMPANY") and ________________________ (the "HOLDER").

      The Company, for value received, hereby certifies that the Holder is entitled, subject to the terms set forth below, to acquire upon exercise hereof from the Company, at any time or from time to time at or before 5:00 p.m. Pacific Time on October 9, _____ (the "WARRANT EXPIRATION Date"), _______ shares of common stock of the Company ("STOCK"), at a per-share price of $_____ (the "EXERCISE PRICE"). The number of shares of Stock issuable upon exercise of this Warrant (the "NUMBER OF WARRANT Shares") and the Exercise Price are subject to adjustment upon the occurrence of certain events as set forth in Section 9 hereof.

1. DEFINITIONS AND CONSTRUCTION.

      1.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

            (a) "BOARD" means the Board of Directors of the Company.

            (b) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
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            (c) "CONSULTANT" means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

            (d) "DIRECTOR" means a member of the Board or of the board of directors of any other Participating Company.

            (e) "DISABILITY" means disability that entitles an individual to benefits under either the Company's long-term disability plan or Medicare.

            (f) "EMPLOYEE" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a Director's fee shall be sufficient to constitute employment for purposes of this Warrant.

            (g) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            (h) "FAIR MARKET VALUE" means, as of any date, the value of a share of Stock or other property as determined by the Board, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                  (i) If, on such date, there is a public market for the Stock, the Fair Market Value of a share of Stock shall be the closing sale price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq Small-Cap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in the Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion.

                  (ii) If, on such date, there is no public market for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.

            (i) "INITIAL EXERCISE DATE" means December 11, 2003.

            (j) "INITIAL VESTING DATE" means October 10, _____.

            (k) "INSIDER" means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

            (l) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

            (m) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation.

            (n) "PARTICIPATING COMPANY GROUP" means, at any point in time, all corporations collectively which are then Participating Companies.

            (o) "REPRESENTATIVE" means William J. Sandborn, M.D.

            (p) "SECURITIES ACT" means the Securities Act of 1933, as amended.

            (q) "SERVICE" means the Representative's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant, on behalf of the [Mayo Foundation for Medical Education and Research]. The Representative's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Representative renders Service to the Participating Company Group or a change in the Participating Company for which the Representative renders such Service, provided that there is no interruption or termination of the Representative's Service. Furthermore, the Representative's Service with the Participating Company Group shall not be deemed to have terminated if the Representative takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Representative's Service shall be deemed to have terminated unless the Representative's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under this Warrant. The Representative's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Representative performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its sole discretion, shall determine whether the Representative's Service has terminated and the effective date of such termination.

            (r) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

            (s) "VESTED SHARES" means, on any relevant date, that portion (rounded down to the nearest whole share) of the Number of Warrant Shares that have become "vested" at any point in time, as determined as follows: all of the shares subject to this Warrant shall initially be unvested, and all of such shares shall become vested upon the Representative's completion of one year of Service measured from the Initial Vesting Date.

      1.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Warrant. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

2. TAX CONSEQUENCES.

      2.1 ELECTION UNDER SECTION 83(B) OF THE CODE. If the Holder exercises this Warrant to purchase shares of Stock that are both nontransferable and subject to a substantial risk of forfeiture, the Holder understands that the Holder should consult with the Holder's tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date on which the Holder exercises this Warrant. Shares acquired upon exercise of this Warrant are nontransferable and subject to a substantial risk of forfeiture if, for example,
(a) they are unvested and are subject to a right of the Company to repurchase such shares at the Holder's original purchase price if the Representative's Service terminates, (b) the Holder is an Insider and, under certain circumstances, exercises this Warrant within six (6) months of the date hereof (if a class of equity security of the Company is registered under Section 12 of the Exchange Act), or (c) the Holder is subject to a restriction on transfer to comply with "Pooling-of-Interests Accounting" rules. Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to the Holder. The Holder acknowledges that the Holder has been advised to consult with a tax advisor prior to the exercise of this Warrant regarding the tax consequences to the Holder of the exercise of this Warrant. AN ELECTION UNDER
SECTION 83(b) MUST BE FILED WITHIN 30 DAYS AFTER THE DATE ON WHICH THE HOLDER PURCHASES SHARES. THIS TIME PERIOD CANNOT BE EXTENDED. THE HOLDER ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE HOLDER'S SOLE RESPONSIBILITY, EVEN IF THE HOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

3. ADMINISTRATION.

      All questions of interpretation concerning this Warrant shall be determined by the Board. All determinations by the Board shall be final and binding upon all persons having an interest in this Warrant. Any Company officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

4. EXERCISE OF THE WARRANT.

      4.1 RIGHT TO EXERCISE. Except as otherwise provided herein, this Warrant shall be exercisable on and after the Initial Exercise Date and prior to the termination of this Warrant (as provided in Section 6) in an amount not to exceed the Number of Warrant Shares less the number of shares previously acquired upon exercise of this Warrant, subject to the Company's repurchase rights set forth in Section 11 and Section 12.

      4.2 METHOD OF EXERCISE. Exercise of this Warrant shall be by written notice to the Company which must state the election to exercise this Warrant, the number of whole shares of Stock for which this Warrant is being exercised and such other representations and agreements as to the Holder's investment intent with respect to such shares as may be required pursuant to the provisions of this Warrant. The written notice must be signed by the Holder and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of this Warrant as set forth in Section 6, accompanied by (i) full payment of the aggregate Exercise Price for the number of shares of Stock being purchased and (ii) an executed copy, if required herein, of the then current form of escrow agreement referenced below. The Warrant shall be deemed to be exercised upon receipt by the Company of such written notice, the aggregate Exercise Price, and, if required by the Company, such executed agreement.

      4.3 PAYMENT OF EXERCISE PRICE.

            (a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which this Warrant is being exercised shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of whole shares of Stock owned by the Holder having a Fair Market Value not less than the aggregate Exercise Price, (iii) by means of a Cashless Exercise, as defined in Section 4.3(b), or (iv) if approved by the Board, by delivery by the Holder of a promissory note in a form approved by the Company, or (v) by any combination of the foregoing.

            (b) LIMITATIONS ON FORMS OF CONSIDERATION.

                  (i) TENDER OF STOCK. Notwithstanding the foregoing, this Warrant may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. The Warrant may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Holder for more than six (6) months (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

                  (ii) CASHLESS EXERCISE. A "CASHLESS EXERCISE" means the delivery of a properly executed notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of this Warrant pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to decline to approve or terminate any such program or procedure.

      4.4 TAX WITHHOLDING. At the time this Warrant is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Holder hereby authorizes withholding from payroll and any other amounts payable to the Holder, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with this Warrant, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of this Warrant, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of this Warrant, (iii) the operation of any law or regulation providing for the imputation of interest, or
(iv) the lapsing of any restriction with respect to any shares acquired upon exercise of this Warrant. The Warrant is not exercisable unless the tax withholding obligations of the Participating Company Group are satisfied. Accordingly, the Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to this Warrant until the tax withholding obligations of the Participating Company Group have been satisfied by the Holder.

      4.5 CERTIFICATE REGISTRATION. Except to the extent the Exercise Price is paid by means of a Cashless Exercise, the certificate for the shares as to which this Warrant is exercised shall be registered in the name of the Holder.

      4.6 RESTRICTIONS ON GRANT OF THIS WARRANT AND ISSUANCE OF SHARES. The grant of this Warrant and the issuance of shares of Stock upon exercise of this Warrant shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Warrant may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, this Warrant may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of this Warrant be in effect with respect to the shares issuable upon exercise of this Warrant or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of this Warrant may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE HOLDER IS CAUTIONED THAT THE WARRANT MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE HOLDER MAY NOT BE ABLE TO EXERCISE THE WARRANT WHEN DESIRED EVEN THOUGH THE WARRANT IS FULLY VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction and the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares subject to this Warrant shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of this Warrant, the Company may require the Holder to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

      4.7 STATE LAW EXEMPTION. The Holder understands that this Warrant is being granted in reliance upon the exemption available under Section 25102(f) of the California Corporations Code. Accordingly, the Holder represents and warrants to the Company as follows:

            (a) The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in this Warrant and the shares of Stock issuable upon the exercise of this Warrant (collectively, the "Securities") and has the capacity to protect its own interests. The Holder has had an opportunity to ask questions of and receive answers from the Company regarding the Company, its business and prospects and the terms and conditions of the sale of the Securities. The Holder believes that it has received all of the information it considers necessary or appropriate for deciding whether to acquire the Securities.

            (b) The Holder must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act or an exemption from registration is available. The Holder understands that the Company has no present intention of registering any of the Securities. The Holder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Holder to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times the Holder might propose.

            (c) The Holder intends to acquire the Securities for its own account for investment only and not with a view towards their distribution in violation of applicable law.

            (d) Such Investor represents that it is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

      4.8 FRACTIONAL SHARES. The Company shall not be required to issue fractional shares upon the exercise of this Warrant.

5. NONTRANSFERABILITY OF THE WARRANT.

      The Warrant may be exercised only by the Holder and may not be assigned or transferred in any manner.

6. TERMINATION OF THE WARRANT.

      The Warrant shall terminate and may no longer be exercised after the first to occur of (a) the Warrant Expiration Date, (b) the last date for exercising this Warrant following termination of the Representative's Service as described in Section 7, or (c) a Change in Control (as defined in Section 8) to the extent provided in Section 8.

7. EFFECT OF TERMINATION OF SERVICE.

      7.1 WARRANT EXERCISABILITY.

            (a) DISABILITY. If the Representative's Service terminates because of the Disability of the Representative, this Warrant, to the extent unexercised and exercisable on the date on which the Representative's Service terminated, may be exercised by the Holder at any time prior to the expiration of six (6) months after the date on which the Representative's Service terminated, but in any event no later than the Warrant Expiration Date.

            (b) DEATH. If the Representative's Service terminates because of the death of the Representative, this Warrant, to the extent unexercised and exercisable on the date on which the Representative's Service terminated, may be exercised by the Holder at any time prior to the expiration of six (6) months after the date on which the Representative's Service terminated, but in any event no later than the Warrant Expiration Date. The Representative's Service shall be deemed to have terminated on account of death if the Holder dies within one (1) month after the Representative's termination of Service.

            (c) OTHER TERMINATION OF SERVICE. If the Representative's Service terminates for any reason, except Disability or death, this Warrant, to the extent unexercised and exercisable by the Holder on the date on which the Representative's Service terminated, may be exercised by the Holder at any time prior to the expiration of three (3) months (or such other longer period of time as determined by the Board, in its sole discretion) after the date on which the Representative's Service terminated, but in any event no later than the Warrant Expiration Date.

      7.2 ADDITIONAL LIMITATIONS ON WARRANT EXERCISE. Notwithstanding the provisions of Section 7.1, this Warrant may not be exercised after the Representative's termination of Service to the extent that the shares to be acquired upon exercise of this Warrant would be subject to the Unvested Share Repurchase Option (as defined in Section 11) as provided in Section 11.

      7.3 EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of this Warrant within the applicable time periods set forth in
Section 7.1 is prevented by the provisions of Section 4.6, this Warrant shall remain exercisable until three (3) months after the date the Holder is notified by the Company that this Warrant is exercisable, but in any event no later than the Warrant Expiration Date.

8. CHANGE IN CONTROL.

      8.1 DEFINITIONS.

            (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party;
(iii) the sale, exchange, or

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transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

            (b) A "CHANGE IN CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 8.1(a)(iii), the corporation or other business entity to which the assets of the Company were transferred (the "TRANSFEREE"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

      8.2 EFFECT OF CHANGE IN CONTROL ON WARRANT. In the event of a Change in Control, and provided that the Representative's Service has not terminated prior to such date, all of the shares subject to this Warrant shall become vested as of the date ten (10) days prior to the date of the Change in Control. Notwithstanding the foregoing, if the Company and the other party to the transaction constituting a Change in Control agree to treat such transaction as a "pooling-of-interests" for accounting purposes and it is determined that the provisions or operation of the preceding sentence would preclude treatment of such transaction as a "pooling-of-interests" and provided further that in the absence of the preceding sentence such transaction would be treated as a "pooling-of-interests," then the preceding sentence shall be without force or effect, and the vesting and exercisability of this Warrant shall be determined under any other applicable provision of this Warrant. Any vesting of this Warrant that was permissible solely by reason of this Section 8.2 shall be conditioned upon the consummation of the Change in Control. In addition, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "ACQUIRING CORPORATION"), may, without the consent of the Holder, either assume the Company's rights and obligations under this Warrant or substitute for this Warrant a substantially equivalent option for the Acquiring Corporation's stock. For purposes of this
Section 8.2, this Warrant shall be deemed assumed if, following the Change in Control, this Warrant confers the right to purchase in accordance with its terms and conditions, for each share of Stock subject to this Warrant immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Stock on the effective date of the Change in Control was entitled, provided that, if such consideration is not solely common stock of the Acquiring Corporation, the Board may, with the consent of the Acquiring Corporation, provide for the consideration to be received upon the exercise of this Warrant to be solely common stock of the

Acquiring Corporation equal in Fair Market Value per share as of the effective date of the Change in Control to the Fair Market Value of the consideration received by a holder of a share of Stock on such date. The Warrant shall terminate and cease to be outstanding effective as of the date of the Change in Control to the extent that this Warrant is neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of this Warrant prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of this Warrant except as otherwise provided herein. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to this Warrant immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of
Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, this Warrant shall not terminate unless the Board otherwise provides in its sole discretion.

9. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

      In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the Number of Warrant Shares, Exercise Price and class of shares of stock subject to this Warrant. If a majority of the shares which are of the same class as the shares that are subject to this Warrant are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend this Warrant to provide that this Warrant is exercisable for the New Shares. In the event of any such amendment, the Number of Warrant Shares and the Exercise Price shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 9 shall be rounded down to the nearest whole number, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to this Warrant. The adjustments determined by the Board pursuant to this Section 9 shall be final, binding and conclusive.

10. RIGHTS AS A STOCKHOLDER, EMPLOYEE OR CONSULTANT.

      The Holder shall have no rights as a stockholder with respect to any shares covered by this Warrant until the date of the issuance of a certificate for the shares for which this Warrant has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9. If the Representative is an Employee, the Holder understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Representative, the Representative's employment is "at will" and is for no specified term. Nothing in this Warrant shall confer upon the Representative any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Representative's Service as an Employee or Consultant, as the case may be, at any time.

11. UNVESTED SHARE REPURCHASE OPTION.

      11.1 GRANT OF UNVESTED SHARE REPURCHASE OPTION. In the event the Representative's Service with the Participating Company Group is terminated for any reason or no reason, with or without cause, or, if the Holder or any other holder of shares acquired upon exercise of this Warrant attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to an Ownership Change Event) any Unvested Shares, as defined in Section 11.2 below, the Company shall have the right to repurchase the Unvested Shares under the terms and subject to the conditions set forth in this Section 11 (the "UNVESTED SHARE REPURCHASE OPTION").

      11.2 UNVESTED SHARES DEFINED. The "UNVESTED SHARES" shall mean, on any given date, the number of shares of Stock acquired upon exercise of this Warrant which exceed the Vested Shares determined as of such date.

      11.3 EXERCISE OF UNVESTED SHARE REPURCHASE OPTION. The Company may exercise the Unvested Share Repurchase Option by written notice to the Holder within sixty (60) days after (a) termination of the Representative's Service (or exercise of this Warrant, if later) or (b) the Company has received notice of the attempted disposition of Unvested Shares. If the Company fails to give notice within such sixty (60) day period, the Unvested Share Repurchase Option shall terminate unless the Company and the Holder have extended the time for the exercise of the Unvested Share Repurchase Option. The Unvested Share Repurchase Option must be exercised, if at all, for all of the Unvested Shares, except as the Company and the Holder otherwise agree.

      11.4 PAYMENT FOR SHARES AND RETURN OF SHARES TO COMPANY. The purchase price per share being repurchased by the Company shall be an amount equal to the Holder's original cost per share, as adjusted pursuant to Section 9 (the "REPURCHASE PRICE"). The Company shall pay the aggregate Repurchase Price to the Holder in cash within thirty (30) days after the date of the written notice to the Holder of the Company's exercise of the Unvested Share Repurchase Option. For purposes of the foregoing, cancellation of any purchase money indebtedness of the Holder to any Participating Company for the shares shall be treated as payment to the Holder in cash to the extent of the unpaid principal and any accrued interest cancelled. The shares being repurchased shall be delivered to the Company by the Holder at the same time as the delivery of the Repurchase Price to the Holder.

      11.5 ASSIGNMENT OF UNVESTED SHARE REPURCHASE OPTION. The Company shall have the right to assign the Unvested Share Repurchase Option at any time, whether or not such option is then exercisable, to one or more persons as may be selected by the Company.

      11.6 OWNERSHIP CHANGE EVENT. Upon the occurrence of an Ownership Change Event, any and all new, substituted or additional securities or other property to which the Holder is entitled by reason of the Holder's ownership of Unvested Shares shall be immediately subject to the Unvested Share Repurchase Option and included in the terms "Stock" and "Unvested Shares" for all purposes of the Unvested Share Repurchase Option with the same force and effect as the Unvested Shares immediately prior to the Ownership Change Event. While the aggregate Repurchase Price shall remain the same after such Ownership Change Event, the Repurchase Price per Unvested Share upon exercise of the Unvested Share Repurchase Option following such Ownership Change Event shall be adjusted as appropriate. For purposes of determining the Vested Shares following an Ownership Change Event, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event.

12. RIGHT OF FIRST REFUSAL.

      12.1 GRANT OF RIGHT OF FIRST REFUSAL. Except as provided in Section 12.7 below, in the event the Holder or any other holder of shares acquired upon exercise of this Warrant proposes to sell, exchange, transfer, pledge, or otherwise dispose of any Vested Shares (the "TRANSFER SHARES") to any person or entity, including, without limitation, any stockholder of a Participating Company, the Company shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section 12 (the "RIGHT OF FIRST REFUSAL").

      12.2 NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of the Transfer Shares, the Holder shall deliver written notice (the "TRANSFER NOTICE") to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the "PROPOSED TRANSFEREE") and, if the transfer is voluntary, the proposed transfer price, and containing such information necessary to show the bona fide nature of the proposed transfer. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the Fair Market Value of the Transfer Shares, as determined by the Board in good faith. If the Holder proposes to transfer any Transfer Shares to more than one Proposed Transferee, the Holder shall provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice shall be signed by both the Holder and the Proposed Transferee and must constitute a binding commitment of the Holder and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal.

      12.3 BONA FIDE TRANSFER. If the Company determines that the information provided by the Holder in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the Holder written notice of the Holder's failure to comply with the procedure described in this Section 12, and the Holder shall have no right to transfer the Transfer Shares without first complying with the procedure described in this
Section 12. The Holder shall not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.

      12.4 EXERCISE OF RIGHT OF FIRST REFUSAL. If the Company determines the proposed transfer to be bona fide, the Company shall have the right to purchase all, but not less than all, of the Transfer Shares (except as the Company and the Holder otherwise agree) at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Holder of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company's exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company's right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Holder or issued by a person other than the Holder with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Holder shall thereupon consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice within sixty (60) days after the date the Transfer Notice is delivered to the Company (unless a longer period is offered by the Proposed Transferee); provided, however, that in the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company shall have the option of paying for the Transfer Shares by the present value cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. For purposes of the foregoing, cancellation of any indebtedness of the Holder to any Participating Company shall be treated as payment to the Holder in cash to the extent of the unpaid principal and any accrued interest canceled.

      12.5 FAILURE TO EXERCISE RIGHT OF FIRST REFUSAL. If the Company fails to exercise the Right of First Refusal in full (or to such lesser extent as the Company and the Holder otherwise agree) within the period specified in Section
12.4 above, the Holder may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than ninety (90) days following delivery to the Company of the Transfer Notice. The Company shall have the right to demand further assurances from the Holder and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Holder, shall again be subject to the Right of First Refusal and shall require compliance by the Holder with the procedure described in this Section 12.

      12.6 TRANSFEREES OF TRANSFER SHARES. All transferees of the Transfer Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interest therein subject to all of the terms and conditions of this Warrant, including this Section 12 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any shares acquired upon exercise of this Warrant shall be void unless the provisions of this Section 12 are met.

      12.7 TRANSFERS NOT SUBJECT TO RIGHT OF FIRST REFUSAL. The Right of First Refusal shall not apply to any transfer or exchange of the shares acquired upon exercise of this Warrant if such transfer or exchange is in connection with an Ownership Change Event. If the consideration received pursuant to such transfer or exchange consists of stock of a Participating Company, such consideration shall remain subject to the Right of First Refusal unless the provisions of
Section 12.9 below result in a termination of the Right of First Refusal.

      12.8 ASSIGNMENT OF RIGHT OF FIRST REFUSAL. The Company shall have the right to assign the Right of First Refusal at any time, whether or not there has been an attempted transfer, to one or more persons as may be selected by the Company.

      12.9 EARLY TERMINATION OF RIGHT OF FIRST REFUSAL. The other provisions of this Warrant notwithstanding, the Right of First Refusal shall terminate and be of no further force and effect upon (a) the occurrence of a Change in Control, unless the Acquiring Corporation assumes the Company's rights and obligations under this Warrant or substitutes a substantially equivalent option for the Acquiring Corporation's stock for this Warrant, or (b) the existence of a public market for the class of shares subject to the Right of First Refusal. A "PUBLIC MARKET" shall be deemed to exist if (i) such stock is listed on a national securities exchange (as that term is used in the Exchange Act) or (ii) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

13. ESCROW.

      13.1 ESTABLISHMENT OF ESCROW. To ensure that shares subject to the Unvested Share Repurchase Option will be available for repurchase, the Company may require the Holder to deposit the certificate evidencing the shares which the Holder purchases upon exercise of this Warrant with an agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of this Warrant, the Company reserves the right at any time to require the Holder to so deposit the certificate in escrow. Upon the occurrence of an Ownership Change Event or a change, as described in Section 9, in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Warrant, any and all new, substituted or additional securities or other property to which the Holder is entitled by reason of the Holder's ownership of shares of Stock acquired upon exercise of this Warrant that remain, following such Ownership Change Event or change described in Section 9, subject to the Unvested Share Repurchase Option shall be immediately subject to the escrow to the same extent as such shares of Stock immediately before such event. The Company shall bear the expenses of the escrow.

      13.2 DELIVERY OF SHARES TO HOLDER. As soon as practicable after the expiration of the Unvested Share Repurchase Option, the escrow agent shall deliver to the Holder the shares and any other property no longer subject to such restriction.

      13.3 NOTICES AND PAYMENTS. In the event the shares and any other property held in escrow are subject to the Company's exercise of the Unvested Share Repurchase Option or the Right of First Refusal, the notices required to be given to the Holder shall be given to the escrow agent, and any payment required to be given to the Holder shall be given to the escrow agent. Within thirty (30) days after payment by the Company, the escrow agent shall deliver the shares and any other property which the Company has purchased to the Company and shall deliver the payment received from the Company to the Holder.

14. STOCK DISTRIBUTIONS SUBJECT TO WARRANT.

      If, from time to time, there is any stock dividend, stock split or other change, as described in Section 9, in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Warrant, then in such event any and all new, substituted or additional securities to which the Holder is entitled by reason of the Holder's ownership of the shares acquired upon exercise of this Warrant shall be immediately subject to the Unvested Share Repurchase Option and the Right of First Refusal with the same force and effect as the shares subject to the Unvested Share Repurchase Option and the Right of First Refusal immediately before such event.

15. LEGENDS.

      The Company may at any time place legends referencing the Unvested Share Repurchase Option, the Right of First Refusal, and any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Warrant. The Holder shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Warrant in the possession of the Holder in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

      15.1 "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

      15.2 "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN UNVESTED SHARE REPURCHASE OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER'S

PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

      15.3 "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

16. LOCK-UP AGREEMENT.

      The Holder hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Holder shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act.

17. RESTRICTIONS ON TRANSFER OF SHARES.

      No shares acquired upon exercise of this Warrant may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Holder), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Warrant and, except pursuant to an Ownership Change Event, until the date on which such shares become Vested Shares, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any shares which will have been transferred in violation of any of the provisions set forth in this Warrant or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

18. MODIFICATION OF WARRANT.

      After due consideration to the tax and accounting consequences (if any), the Board shall have the full and final power and authority, in its sole discretion to:

                  (a) accelerate, continue, extend or defer the exercisability of this Warrant or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following the Representative's termination of Service with the Participating Company Group; and

                  (b) amend, modify, extend, cancel, renew, reprice or otherwise adjust the exercise price of, or grant a new Warrant in substitution for, this Warrant or to waive any restrictions or conditions applicable to this Warrant or any shares acquired upon the exercise thereof.

However, no modification may be made to this Warrant that would impair the rights of the Holder holding this Warrant without the Holder's consent.

19. MISCELLANEOUS PROVISIONS.

      19.1 BINDING EFFECT. Subject to the restrictions on transfer set forth herein, this Warrant shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

      19.2 TERMINATION OR AMENDMENT. The Board may terminate or amend this Warrant at any time; provided, however, that except as provided in Section 8.2 in connection with a Change in Control, no such termination or amendment may adversely affect this Warrant or any unexercised portion hereof without the consent of the Holder unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Warrant shall be effective unless in writing.

      19.3 NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Warrant provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown below that party's signature or at such other address as such party may designate in writing from time to time to the other party.

      19.4 ENTIRE AGREEMENT. This Warrant constitutes the entire understanding and agreement of the Holder and the Participating Company Group with respect to the subject matter contained herein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Holder and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein, the provisions of this Warrant shall survive any exercise of this Warrant and shall remain in full force and effect.

      19.5 APPLICABLE LAW. This Warrant shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

      19.6 COUNTERPARTS. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                    SANTARUS, INC.



                                    By:
                                        -------------------------------------

                                    Title:
                                           ----------------------------------

                                    Address:    10590 West Ocean Air Drive
                                                Suite 200
                                                San Diego, CA   92130


      The Holder represents that the Holder is familiar with the terms and provisions of this Warrant, including the Unvested Share Repurchase Option set forth in Section 11 and the Right of First Refusal set forth in Section 12, and hereby accepts this Warrant subject to all of the terms and provisions thereof. The Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Warrant.

                                    HOLDER
Date: __________________________

                                    By:
                                       --------------------------------------

                                    Name:
                                         ------------------------------------

                                    Title:
                                           ----------------------------------

                                    Holder Address:

                                            Holder:
                                                    ------------------------

                                              Date:
                                                    ------------------------

                             STOCK PURCHASE WARRANT
                                 EXERCISE NOTICE

SANTARUS, INC.
Attention: Chief Financial Officer
10590 West Ocean Air Drive, Ste. 200
San Diego, CA 92130
Ladies and Gentlemen:

      1. EXERCISE OF WARRANT. The undersigned was issued a warrant to purchase shares of the common stock of SANTARUS, INC. (the "COMPANY") on __________, ______, pursuant to the terms and conditions of the Warrant dated ________ ___,
_____ (the "WARRANT"). The undersigned hereby elects to exercise the Warrant as to a total of __________________ shares of the common stock of the Company (the "SHARES"), of which ________________ are Vested Shares and ______________ are Unvested Shares as determined in accordance with the Warrant.

      2. PAYMENTS. Enclosed is full payment in the aggregate amount of $_____________ (representing $ _____ per share) for the Shares in the manner set forth in the Warrant. The undersigned authorizes adequate provision for federal, state, local and foreign tax withholding obligations of the Company, if any.

      3. BINDING EFFECT. The undersigned agrees that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Warrant, including the Unvested Share Repurchase Option and the Right of First Refusal set forth therein, to all of which the undersigned hereby expressly assents. This Agreement shall inure to the benefit of and be binding upon the undersigned's permitted successors and assigns. The undersigned agrees to deposit the certificate(s) evidencing the Shares, along with a blank stock assignment separate from certificate executed by the undersigned, with an escrow agent designated by the Company, to be held pursuant to the Company's standard Joint Escrow Instructions, an executed copy of which the undersigned has delivered herewith.

      4. RESTRICTED SECURITIES. The undersigned acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being issued in reliance upon one of the following exemptions from the registration requirements of the Federal securities laws; (i) the exemption provided by Rule 504 of Regulation D for securities offerings of one million dollars ($1,000,000) or less or (ii) the exemption provided by Section 4(2) of the Act for the private placement of securities.

      5. TRANSFER. The undersigned understands and acknowledges that the Shares have not been registered under the Act, and that consequently the Shares must be held indefinitely unless they are subsequently registered under the Act, an exemption from such registration is available, or they are sold in accordance with Rule 144 under the Act. The undersigned further understands and acknowledges that the Company is under no obligation to register the Shares. The undersigned understands that the certificate or certificates evidencing the Shares will be imprinted with legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of legal counsel satisfactory to the Company.

      The undersigned is aware that Rule 144, promulgated under the Act, which permits limited public resale of securities acquired in a nonpublic offering, is not currently available with respect to the Shares and, in any event, is available only if certain conditions are satisfied. The undersigned understands that any sale of the Shares that might be made in reliance upon Rule 144 may only be made in limited amounts in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to the undersigned upon request.

      The undersigned's address is:

                  ------------------------------------------------------------

                  ------------------------------------------------------------

      6.ELECTION UNDER SECTION_83(B) OF THE CODE. The undersigned understands and acknowledges that if the undersigned is exercising the Warrant to purchase Unvested Shares (i.e., shares that remain subject to the Company's Unvested Share Repurchase Option), that the undersigned should consult with its tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date on which the undersigned exercises the Warrant. The undersigned acknowledges that it has been advised to consult with a tax advisor prior to the exercise of the Warrant regarding the tax consequences to the undersigned of exercising the Warrant. AN ELECTION UNDER SECTION 83(b) MUST BE FILED WITHIN 30 DAYS AFTER THE DATE ON WHICH I PURCHASE SHARES. THIS TIME PERIOD CANNOT BE EXTENDED. THE UNDERSIGNED ACKNOWLEDGES THAT TIMELY FILING OF A
SECTION 83(b) ELECTION IS ITS SOLE RESPONSIBILITY, EVEN IF IT REQUESTS
 THE COMPANY OR ITS REPRESENTATIVES TO FILE SUCH ELECTION ON MY BEHALF.

      The undersigned understands that it is purchasing the Shares pursuant to the terms of the Warrant, a copy of which the undersigned has received and carefully read and understands.

                                    Very truly yours,


                                    By:
                                       -----------------------------------

                                    Title:
                                          --------------------------------

                                    Dated:
                                          --------------------------------



Receipt of the above is hereby acknowledged.

SANTARUS, INC.

By:
   ---------------------------------

Title:
      ------------------------------

Dated:
      ------------------------------

Schedule to Exhibit 4.6


The preceding form of Common Stock Purchase Warrant of the Company was issued to the following entity and individual on the original dates and in the amounts listed below, with the following terms:



 Warrant Number               Holder               Date Originally    Number of   Exercise    Initial Vesting       Warrant
 --------------               ------               ----------------   ----------  ---------   ----------------      -------
                                                        Issued          Shares      Price           Date         Expiration Date
                                                        ------          ------      -----           ----         ---------------
      M-1           Mayo Foundation for Medical     April 26, 2002      1,500       $0.30     October 10, 2001   October 9, 2011
                      Education and Research


      M-2           Mayo Foundation for Medical    October 10, 2002     1,500       $0.60     October 10, 2002   October 9, 2012
                      Education and Research

      M-3           Mayo Foundation for Medical    December 3, 2003     1,500       $0.50     October 10, 2003   October 9, 2013
                      Education and Research

      S-1            William J. Sandborn, M.D.      April 26, 2002      1,000       $0.30     October 10, 2001   October 9, 2011

      S-2            William J. Sandborn, M.D.     October 10, 2002     1,000       $0.60     October 10, 2002   October 9, 2012

      S-3            William J. Sandborn, M.D.   December 3, 2003     1,000       $0.50     October 10, 2003   October 9, 2013